EXHIBIT 99.1

NEWS RELEASE     NEWS RELEASE     NEWS RELEASE     NEWS RELEASE    NEWS RELEASE

[LOGO OF AMERICAN EXPRESS COMPANY]


CONTACTS:        Media:  Joanna Lambert                 Michael O'Neill
                         212-640-9668                   212-640-5951
                         joanna.g.lambert@aexp.com      mike.o'neill@aexp.com

    Investors/Analysts:  Alex Hopwood                   Ron Stovall
                         212-640-5495                   212-640-5574
                         alex.w.hopwood@aexp.com        ronald.stovall@aexp.com

FOR IMMEDIATE RELEASE

------------------------------------------------------------------------------------------------------------------------------------
                                           AMERICAN EXPRESS REPORTS SECOND QUARTER EARNINGS
                                              REVENUES RISE ON HIGHER CARDMEMBER SPENDING
                                      EARNINGS DECLINE AS COMPANY ADDS TO LENDING CREDIT RESERVES

                                                 (Millions, except per share amounts)


                                                       Quarters Ended          Percentage         Six Months Ended        Percentage
                                                          June 30,              Inc/(Dec)             June 30,             Inc/(Dec)
                                                          --------              ---------             --------             ---------
                                                      2008          2007                          2008         2007
                                                      ----          ----                          ----         ----
   Revenues net of interest expense               $  7,484       $ 6,938             8%       $ 14,670      $ 13,422            9%

   Income From Continuing Operations              $    655       $ 1,040           (37)%      $  1,629      $  2,135         (24)%
   (Loss) Income From Discontinued Operations     $     (2)      $    17             #        $     15      $    (21)           #
   Net Income                                     $    653       $ 1,057           (38)%      $  1,644      $  2,114         (22)%

   Earnings Per Common Share - Basic:
      Income From Continuing Operations           $   0.57       $  0.88           (35)%      $   1.41      $   1.80         (22)%
      Income (Loss) From Discontinued Operations  $      -       $  0.02             #        $   0.02      $  (0.01)           #
      Net Income                                  $   0.57       $  0.90           (37)%      $   1.43      $   1.79         (20)%

   Earnings Per Common Share - Diluted:
      Income From Continuing Operations           $   0.56       $  0.86           (35)%      $   1.40      $   1.77         (21)%
      Income (Loss) From Discontinued Operations  $      -       $  0.02             #        $   0.01      $  (0.02)           #
      Net Income                                  $   0.56       $  0.88           (36)%      $   1.41      $   1.75         (19)%

   Average Common Shares Outstanding
      Basic                                          1,154         1,179            (2)%         1,153         1,183         (3)%
      Diluted                                        1,163         1,203            (3)%         1,163         1,207         (4)%

   Return on Average Equity*                          31.1%         37.5%                         31.1%         37.5%
------------------------------------------------------------------------------------------------------------------------------------

* Computed on a trailing 12-month basis using net income over average total shareholders' equity (including discontinued operations) as included in the Consolidated Financial Statements prepared in accordance with U.S. generally accepted accounting principles (GAAP).

# Denotes a variance of more than 100%.

New York - July 21, 2008 - AMERICAN EXPRESS COMPANY (NYSE: AXP) today reported second-quarter income from continuing operations of $655 million, down 37 percent from $1.0 billion a year ago. Diluted earnings per share from continuing operations were $0.56, down 35 percent from $0.86 a year ago.

Net income totaled $653 million for the quarter, down 38 percent from a year ago. On a per-share basis, net income was $0.56, down 36 percent from $0.88 a year ago.

Consolidated revenues net of interest expense rose 8 percent to $7.5 billion, up from $6.9 billion a year ago.

Consolidated expenses totaled $4.8 billion, up 6 percent from $4.6 billion a year ago.

The Company's return on equity (ROE) was 31.1 percent, down from 37.5 percent a year ago.

The second quarter results included a $600 million ($374 million after-tax) addition to U.S. lending credit reserves that reflects a deterioration of credit indicators beyond our prior expectation, and a $136 million ($85 million after-tax) charge to the fair market value of the Company's retained interest in securitized Cardmember loans. The second quarter also included a tax benefit of $101 million primarily related to resolution of certain prior years' tax items.

Year-ago results included a $65 million tax benefit from the IRS related to the treatment of certain prior years' card fee income.

"Fallout from a weaker U.S. economy accelerated during June with consumer confidence dropping, unemployment rates moving sharply higher and home prices declining at the fastest rate in decades," said Kenneth I. Chenault, chairman and chief executive officer. "Consumer spending slowed during the latter part of the quarter and credit indicators deteriorated beyond our expectations.

"In light of the weakening economy, we are no longer tracking to our prior forecast of 4-6 percent earnings per share growth. That outlook was based on business and economic conditions in line with, or moderately worse than, January 2008. The environment has weakened significantly since then, particularly during the month of June.

"The scope of the economic fallout was evident even among our longer term, superprime Cardmembers," Mr. Chenault said. "Newer Cardmembers -- whose write-off levels are typically higher than the total portfolio -- are also feeling the impact, but we are confident that the relationships we've built during the last several years will generate attractive economics over their life cycle.

"Despite the weakness in our bottom line, revenue grew a strong 8 percent and many of our key business metrics performed very well as we benefited from the strength of our international consumer and Global Business-to-Business operations.

"While we are obviously disappointed in the impact that the higher reserves had on earnings, our coverage levels are now substantially higher than at any point during the last three years. The current reserves reflect our expectation that write-offs will continue to rise in the remainder of 2008.

"We remain focused on gaining profitable share but, as you would expect in this environment, we will be very selective with our investment dollars. While we continue to scale back some card acquisition efforts and reduce credit lines selectively, we also plan to take advantage of growth opportunities in the marketplace.

"Our reengineering efforts over the past decade have resulted in a well controlled expense base, but in order to give us greater flexibility to invest in the business, we are accelerating those efforts. Our aim is to free-up resources by reducing overall costs and staffing levels. While we have not yet quantified the impact of these activities, we expect them to result in restructuring-related charges during the second half.

"While we have been able to generate substantial earnings and returns relative to many in the financial sector, we do not expect to meet or exceed our long-term financial targets until we see improvements in the economy.

"We do not know the extent of the current downturn, but the position of our company today is financially sound and competitively strong. We've lowered our risk profile by divesting some businesses and we are well-positioned to execute against growth opportunities in a manner that continues to appropriately balance our short, medium and long-term objectives."

DISCONTINUED OPERATIONS

Discontinued operations for the second quarter reflected a loss of $2 million compared with income of $17 million during the year-ago period, which included results of American Express Bank Ltd.

SEGMENT RESULTS

U.S. CARD SERVICES reported second-quarter net income of $21 million, down from $580 million a year ago.

Revenues net of interest expense for the second quarter increased 1 percent to $3.6 billion, reflecting higher Cardmember spending and borrowing. This benefit was partially offset by lower securitization income, net, which reflected the $136 million charge noted above, and lower net interest income.

Total expenses increased 2 percent. Marketing, promotion, rewards and Cardmember services expenses decreased 2 percent from the year-ago period reflecting lower investments in marketing and promotion, which were partially offset by increased rewards costs. Human resources and other operating expenses increased 9 percent from the year-ago period driven by volume-related operating expenses, including increased credit and collection costs.

The net loan write-off rate on a managed basis(1) and adjusted to conform to the industry standard of excluding fees and interest was 5.3 percent, up from
4.3 percent in the first quarter and 2.9 percent a year ago. Including fees and interest, the managed net write-off rate was 6.5 percent, up from 5.3 percent in the first quarter and 3.7 percent a year ago.

Provisions for losses increased significantly to $1.5 billion, up from $640 million a year ago. This reflected the previously-mentioned $600 million ($374 million after-tax) addition, increased write-off and delinquency rates and also the higher level of loans and business volumes compared to the year-ago period.

The 2008 and 2007 results reflect a tax benefit due to the resolution of certain tax items from previous years, as mentioned above.

INTERNATIONAL CARD SERVICES reported second-quarter net income of $115 million, down 2 percent from $117 million, reflecting substantially higher investment levels compared to the year ago period.

Revenues net of interest expense increased 20 percent to $1.3 billion, reflecting higher Cardmember spending and borrowing.

Total expenses increased 26 percent. Marketing, promotion, rewards and Cardmember services expenses increased 38 percent reflecting significantly increased marketing and promotion expenses and higher volume related rewards costs. Human resources and other operating expenses increased 19 percent from year-ago levels due to increased employee levels and higher professional services costs.

Provisions for losses rose to $242 million, from $211 million a year ago reflecting growth in the loan portfolio and business volumes.


---------------
(1) The "managed basis" presentation includes on-balance sheet Cardmember loans and off-balance sheet securitized Cardmember loans. The difference between the "owned basis" (i.e., GAAP) information and "managed basis" information is attributable to the effects of the Company's securitization activities. Owned net write-offs, including write-offs of accrued interest and fees, were 7.1 percent in the quarter, up from 5.5 percent in the first quarter and 3.7 percent a year ago.

GLOBAL COMMERCIAL SERVICES reported second-quarter net income of $227 million, up 40 percent from $162 million a year ago.

Revenues net of interest expense increased 21 percent to $1.3 billion, reflecting higher spending by corporate Cardmembers and increased travel commissions.

Total expenses increased 14 percent. Marketing, promotion, rewards and Cardmember services expenses increased 19 percent from the year-ago period reflecting higher volume-related rewards costs. Human resources and other operating expenses increased 13 percent from the year-ago period.

Both the revenue and expense growth rates were affected by the acquisition of Corporate Payment Services, General Electric Company's commercial card and corporate purchasing unit, in March 2008.

GLOBAL NETWORK & MERCHANT SERVICES reported second-quarter net income of $299 million, up 12 percent from $266 million a year ago.

Revenues net of interest expense for the second quarter increased 12 percent to $1.1 billion. The increase reflected continued strong growth in merchant-related revenue, primarily from higher company-wide billed business.

Spending on Global Network Services cards increased 42 percent from year-ago levels, reflecting continued growth in spending on cards issued by bank partners. Cards-in-force issued by bank partners increased 28 percent.

Total expenses increased 6 percent, reflecting higher human resources costs driven in part by an expansion of the merchant sales force and gains related to the sale of merchant-related operations in Russia in the year-ago period, partially offset by lower litigation-related expenses in the current period.

Provision for losses increased $48 million due to greater merchant-related provisions in the second quarter of 2008 compared to a year ago.

CORPORATE AND OTHER reported a second-quarter net loss of $7 million, compared with a net loss of $85 million from a year ago reflecting the recognition of $70 million ($43 million after-tax) for the previously announced Visa settlement.

American Express Company is a leading global payments and travel company founded in 1850. For more information, visit www.americanexpress.com.

                                     ***

Note: The 2008 Second Quarter Earnings Supplement will be available today on the American Express web site at http://ir.americanexpress.com. An investor conference call will be held at 5:00 p.m. (EDT) today to discuss second-quarter earnings results. Live audio and presentation slides for the investor conference call will be available to the general public at http://ir.americanexpress.com. A replay of the conference call will be available later today at the same web site address.


THIS RELEASE INCLUDES FORWARD-LOOKING STATEMENTS, WHICH ARE SUBJECT TO
RISKS AND UNCERTAINTIES. THE FORWARD-LOOKING STATEMENTS, WHICH ADDRESS THE COMPANY'S EXPECTED BUSINESS AND FINANCIAL PERFORMANCE, AMONG OTHER MATTERS, CONTAIN WORDS SUCH AS "BELIEVE," "EXPECT," "ANTICIPATE," "OPTIMISTIC," "INTEND," "PLAN," "AIM," "WILL," "MAY," "SHOULD," "COULD," "WOULD," "LIKELY," AND SIMILAR EXPRESSIONS. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, THE FOLLOWING: CONSUMER AND BUSINESS SPENDING ON THE COMPANY'S CREDIT AND CHARGE CARD PRODUCTS AND TRAVELERS CHEQUES AND OTHER PREPAID PRODUCTS AND GROWTH IN CARD LENDING BALANCES, WHICH DEPEND IN PART ON THE ECONOMIC ENVIRONMENT, AND THE ABILITY TO ISSUE NEW AND ENHANCED CARD AND PREPAID PRODUCTS, SERVICES AND REWARDS PROGRAMS, AND INCREASE REVENUES FROM SUCH PRODUCTS, ATTRACT NEW CARDMEMBERS, REDUCE CARDMEMBER ATTRITION, CAPTURE A GREATER SHARE OF EXISTING CARDMEMBERS' SPENDING, AND SUSTAIN PREMIUM DISCOUNT RATES ON ITS CARD PRODUCTS IN LIGHT OF REGULATORY AND MARKET PRESSURES, INCREASE MERCHANT COVERAGE, RETAIN CARDMEMBERS AFTER LOW INTRODUCTORY LENDING RATES HAVE EXPIRED, AND EXPAND THE GLOBAL NETWORK SERVICES BUSINESS; THE COMPANY'S ABILITY TO MANAGE CREDIT RISK RELATED TO CONSUMER DEBT, BUSINESS LOANS, MERCHANTS AND OTHER CREDIT TRENDS, WHICH WILL DEPEND IN PART ON THE ECONOMIC ENVIRONMENT, INCLUDING, AMONG THINGS, THE HOUSING MARKET, THE RATES OF BANKRUPTCIES AND UNEMPLOYMENT, WHICH CAN AFFECT SPENDING ON CARD PRODUCTS, DEBT PAYMENTS BY INDIVIDUAL AND CORPORATE CUSTOMERS AND BUSINESSES THAT ACCEPT THE COMPANY'S CARD PRODUCTS, AND ON THE EFFECTIVENESS OF THE COMPANY'S CREDIT MODELS; THE IMPACT OF THE COMPANY'S EFFORTS TO DEAL WITH DELINQUENT CARDMEMBERS IN THE CURRENT CHALLENGING ECONOMIC ENVIRONMENT, WHICH MAY AFFECT PAYMENT PATTERNS OF CARDMEMBERS, THE COMPANY'S NEAR-TERM WRITE-OFF RATES, INCLUDING DURING THE REMAINDER OF 2008, AND THE VOLUMES OF THE COMPANY'S LOAN BALANCES IN 2008; THE LEVEL OF FUTURE WRITE-OFFS AND DELINQUENCIES OF CARDMEMBERS ADDED BY THE COMPANY DURING THE PAST SEVERAL YEARS, WHICH WILL IMPACT THE PROFITABILITY OF SUCH CARDMEMBERS TO THE COMPANY; FLUCTUATIONS IN INTEREST RATES (INCLUDING FLUCTUATIONS IN BENCHMARKS, SUCH AS LIBOR AND OTHER BENCHMARK RATES, AND CREDIT SPREADS), WHICH IMPACT THE COMPANY'S BORROWING COSTS, RETURN ON LENDING PRODUCTS AND THE VALUE OF THE COMPANY'S INVESTMENTS; THE COMPANY'S ABILITY TO MEET ITS ROE TARGET RANGE OF 33 TO 36 PERCENT ON AVERAGE AND OVER TIME, WHICH WILL DEPEND IN PART ON FACTORS SUCH AS THE COMPANY'S ABILITY TO GENERATE SUFFICIENT REVENUE GROWTH AND ACHIEVE SUFFICIENT MARGINS, FLUCTUATIONS IN THE CAPITAL REQUIRED TO SUPPORT ITS BUSINESSES, THE MIX OF THE COMPANY'S FINANCINGS, AND FLUCTUATIONS IN THE LEVEL OF THE COMPANY'S SHAREHOLDERS' EQUITY DUE TO SHARE REPURCHASES, DIVIDENDS, CHANGES IN ACCUMULATED OTHER COMPREHENSIVE INCOME AND ACCOUNTING CHANGES, AMONG OTHER THINGS; THE ACTUAL AMOUNT TO BE SPENT BY THE COMPANY ON MARKETING, PROMOTION, REWARDS AND CARDMEMBER SERVICES BASED ON MANAGEMENT'S ASSESSMENT OF COMPETITIVE OPPORTUNITIES AND OTHER FACTORS AFFECTING ITS JUDGMENT; THE ABILITY TO CONTROL AND MANAGE OPERATING, INFRASTRUCTURE, ADVERTISING AND PROMOTION EXPENSES AS BUSINESS EXPANDS OR CHANGES, INCLUDING THE ABILITY TO ACCURATELY ESTIMATE THE PROVISION FOR THE COST OF THE MEMBERSHIP REWARDS PROGRAM; FLUCTUATIONS IN FOREIGN CURRENCY EXCHANGE RATES; THE COMPANY'S ABILITY TO GROW ITS BUSINESS AND MEET OR EXCEED ITS RETURN ON SHAREHOLDERS' EQUITY TARGET BY REINVESTING APPROXIMATELY 35 PERCENT OF ANNUALLY-GENERATED CAPITAL, AND RETURNING APPROXIMATELY 65 PERCENT OF SUCH CAPITAL TO SHAREHOLDERS, OVER TIME, WHICH WILL DEPEND ON THE COMPANY'S ABILITY TO MANAGE ITS CAPITAL NEEDS AND THE EFFECT OF BUSINESS MIX, ACQUISITIONS AND RATING AGENCY REQUIREMENTS; THE SUCCESS OF THE GLOBAL NETWORK SERVICES BUSINESS IN PARTNERING WITH BANKS IN THE UNITED STATES, WHICH WILL DEPEND IN PART ON THE EXTENT TO WHICH SUCH BUSINESS FURTHER ENHANCES THE COMPANY'S BRAND, ALLOWS THE COMPANY TO LEVERAGE ITS SIGNIFICANT PROCESSING SCALE, EXPANDS MERCHANT COVERAGE OF THE NETWORK, PROVIDES GLOBAL NETWORK SERVICES' BANK PARTNERS IN THE UNITED STATES THE BENEFITS OF GREATER CARDMEMBER LOYALTY AND HIGHER SPEND PER CUSTOMER, AND MERCHANT BENEFITS SUCH AS GREATER TRANSACTION VOLUME AND ADDITIONAL HIGHER SPENDING CUSTOMERS; THE ABILITY OF THE GLOBAL NETWORK SERVICES BUSINESS TO MEET THE PERFORMANCE REQUIREMENTS CALLED FOR BY THE COMPANY'S RECENT SETTLEMENTS WITH MASTERCARD AND VISA; TRENDS IN TRAVEL AND ENTERTAINMENT SPENDING AND THE OVERALL LEVEL OF CONSUMER CONFIDENCE; THE UNCERTAINTIES ASSOCIATED WITH BUSINESS ACQUISITIONS, INCLUDING, AMONG OTHERS, THE FAILURE TO REALIZE ANTICIPATED BUSINESS RETENTION, GROWTH AND COST SAVINGS, AS WELL AS THE ABILITY TO EFFECTIVELY INTEGRATE THE ACQUIRED BUSINESS INTO THE COMPANY'S EXISTING OPERATIONS; THE UNDERLYING ASSUMPTIONS AND EXPECTATIONS RELATED TO THE FEBRUARY 2008 SALE OF THE AMERICAN EXPRESS BANK LTD. BUSINESSES AND THE TRANSACTION'S IMPACT ON THE COMPANY'S EARNINGS PROVING TO BE INACCURATE OR UNREALIZED; THE SUCCESS, TIMELINESS AND FINANCIAL IMPACT (INCLUDING COSTS, COST SAVINGS AND OTHER BENEFITS INCLUDING INCREASED REVENUES), AND BENEFICIAL EFFECT ON THE COMPANY'S OPERATING EXPENSE TO REVENUE RATIO, BOTH IN THE SHORT-TERM AND OVER TIME, OF REENGINEERING INITIATIVES BEING IMPLEMENTED OR CONSIDERED BY THE COMPANY, INCLUDING COST MANAGEMENT,

STRUCTURAL AND STRATEGIC MEASURES SUCH AS VENDOR, PROCESS, FACILITIES AND OPERATIONS CONSOLIDATION, OUTSOURCING (INCLUDING, AMONG OTHERS, TECHNOLOGIES OPERATIONS), RELOCATING CERTAIN FUNCTIONS TO LOWER-COST OVERSEAS LOCATIONS, MOVING INTERNAL AND EXTERNAL FUNCTIONS TO THE INTERNET TO SAVE COSTS, AND PLANNED STAFF REDUCTIONS RELATING TO CERTAIN OF SUCH REENGINEERING ACTIONS; THE COMPANY'S ABILITY TO REINVEST THE BENEFITS ARISING FROM SUCH REENGINEERING ACTIONS IN ITS BUSINESSES; BANKRUPTCIES, RESTRUCTURINGS, CONSOLIDATIONS OR SIMILAR EVENTS (INCLUDING, AMONG OTHERS, THE PROPOSED DELTA AIRLINES / NORTHWEST AIRLINES MERGER) AFFECTING THE AIRLINE OR ANY OTHER INDUSTRY REPRESENTING A SIGNIFICANT PORTION OF THE COMPANY'S BILLED BUSINESS, INCLUDING ANY POTENTIAL NEGATIVE EFFECT ON PARTICULAR CARD PRODUCTS AND SERVICES AND BILLED BUSINESS GENERALLY THAT COULD RESULT FROM THE ACTUAL OR PERCEIVED WEAKNESS OF KEY BUSINESS PARTNERS IN SUCH INDUSTRIES; THE TRIGGERING OF OBLIGATIONS TO MAKE PAYMENTS TO CERTAIN CO-BRAND PARTNERS, MERCHANTS, VENDORS AND CUSTOMERS UNDER CONTRACTUAL ARRANGEMENTS WITH SUCH PARTIES UNDER CERTAIN CIRCUMSTANCES; A DOWNTURN IN THE COMPANY'S BUSINESSES AND/OR NEGATIVE CHANGES IN THE COMPANY'S AND ITS SUBSIDIARIES' CREDIT RATINGS, WHICH COULD RESULT IN CONTINGENT PAYMENTS UNDER CONTRACTS, DECREASED LIQUIDITY AND HIGHER BORROWING COSTS; ACCURACY OF ESTIMATES FOR THE FAIR VALUE OF THE ASSETS IN THE COMPANY'S INVESTMENT PORTFOLIO AND, IN PARTICULAR, THOSE INVESTMENTS THAT ARE NOT READILY MARKETABLE, INCLUDING THE VALUATION OF THE INTEREST-ONLY STRIP RELATING TO THE COMPANY'S LENDING SECURITIZATIONS; THE COMPANY'S ABILITY TO INVEST IN TECHNOLOGY ADVANCES ACROSS ALL AREAS OF ITS BUSINESS TO STAY ON THE LEADING EDGE OF TECHNOLOGIES APPLICABLE TO THE PAYMENTS INDUSTRY; THE COMPANY'S ABILITY TO PROTECT ITS INTELLECTUAL PROPERTY RIGHTS (IP) AND AVOID INFRINGING THE IP OF OTHER PARTIES; THE POTENTIAL NEGATIVE EFFECT ON THE COMPANY'S BUSINESSES AND INFRASTRUCTURE, INCLUDING INFORMATION TECHNOLOGY, OF TERRORIST ATTACKS, NATURAL DISASTERS OR OTHER CATASTROPHIC EVENTS IN THE FUTURE; POLITICAL OR ECONOMIC INSTABILITY IN CERTAIN REGIONS OR COUNTRIES, WHICH COULD AFFECT LENDING AND OTHER COMMERCIAL ACTIVITIES, AMONG OTHER BUSINESSES, OR RESTRICTIONS ON CONVERTIBILITY OF CERTAIN CURRENCIES; CHANGES IN LAWS OR GOVERNMENT REGULATIONS; THE POTENTIAL IMPACT OF REGULATIONS TO BE PROPOSED BY FEDERAL BANK REGULATORS RELATING TO CERTAIN CREDIT AND CHARGE CARD PRACTICES, INCLUDING, AMONG OTHERS, THE IMPOSITION BY CARD ISSUERS OF INTEREST RATE INCREASES ON OUTSTANDING BALANCES AND THE ALLOCATION OF PAYMENTS IN RESPECT OF OUTSTANDING BALANCES WITH DIFFERENT INTEREST RATES, WHICH COULD HAVE AN ADVERSE IMPACT ON THE COMPANY'S NET INCOME; THE POTENTIAL FAILURE OF THE U.S. CONGRESS TO EXTEND THE ACTIVE FINANCING EXCEPTION TO SUBPART F OF THE INTERNAL REVENUE CODE, WHICH IS SCHEDULED TO EXPIRE AT THE END OF 2008 AND COULD INCREASE THE COMPANY'S EFFECTIVE TAX RATE AND HAVE AN ADVERSE IMPACT ON NET INCOME; ACCOUNTING CHANGES; OUTCOMES AND COSTS ASSOCIATED WITH LITIGATION AND COMPLIANCE AND REGULATORY MATTERS; AND COMPETITIVE PRESSURES IN ALL OF THE COMPANY'S MAJOR BUSINESSES. A FURTHER DESCRIPTION OF THESE AND OTHER RISKS AND UNCERTAINTIES CAN BE FOUND IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2007, AND ITS OTHER REPORTS FILED WITH THE SEC.

All information in the following tables is presented on a basis prepared in accordance with U.S. generally accepted accounting principles (GAAP), unless otherwise indicated.

(Preliminary)

                           AMERICAN EXPRESS COMPANY
                       CONSOLIDATED STATEMENTS OF INCOME

(Millions)

                                                          Quarters Ended                   Six Months Ended
                                                             June 30,                          June 30,
                                                         ----------------    Percentage    -----------------    Percentage
                                                          2008      2007     Inc/(Dec)      2008       2007      Inc/(Dec)
                                                         ------    ------    ----------    -------    ------    ----------
Revenues
  Discount revenue                                       $3,991    $3,670         9%       $ 7,709    $7,025        10%
  Net card fees                                             576       500        15          1,143       984        16
  Travel commissions and fees                               573       491        17          1,067       928        15
  Other commissions and fees                                590       587         1          1,212     1,123         8
  Securitization income, net                                227       332       (32)           671       789       (15)
  Other                                                     573       426        35            929       813        14
                                                         ------    ------                  -------    ------
     Total                                                6,530     6,006         9         12,731    11,662         9
                                                         ------    ------                  -------    ------
Interest income
  Cardmember lending finance revenue                      1,521     1,514         -          3,146     2,882         9
  Other                                                     289       357       (19)           568       660       (14)
                                                         ------    ------                  -------    ------
     Total                                                1,810     1,871        (3)         3,714     3,542         5
                                                         ------    ------                  -------    ------
         Total revenues                                   8,340     7,877         6         16,445    15,204         8
                                                         ------    ------                  -------    ------
Interest expense
  Cardmember lending                                        364       431       (16)           781       816        (4)
  Charge card and other                                     492       508        (3)           994       966         3
                                                         ------    ------                  -------    ------
     Total                                                  856       939        (9)         1,775     1,782         -
                                                         ------    ------                  -------    ------
Revenues net of interest expense                          7,484     6,938         8         14,670    13,422         9
                                                         ------    ------                  -------    ------
Expenses
  Marketing, promotion, rewards
    and cardmember services                               1,924     1,826         5          3,680     3,288        12
  Human resources                                         1,495     1,334        12          2,965     2,635        13
  Professional services                                     607       580         5          1,158     1,098         5
  Occupancy and equipment                                   412       352        17            787       680        16
  Communications                                            115       112         3            230       224         3
  Other, net                                                276       348       (21)           572       641       (11)
                                                         ------    ------                  -------    ------
     Total                                                4,829     4,552         6          9,392     8,566        10
                                                         ------    ------                  -------    ------
Provisions for losses and benefits
  Charge card                                               241       233         3            586       442        33
  Cardmember lending                                      1,537       638         #          2,346     1,212        94
  Other (including investment certificates)                 111       106         5            226       182        24
                                                         ------    ------                  -------    ------
     Total                                                1,889       977        93          3,158     1,836        72
                                                         ------    ------                  -------    ------
Pretax income from continuing operations                    766     1,409       (46)         2,120     3,020       (30)
Income tax provision                                        111       369       (70)           491       885       (45)
                                                         ------    ------                  -------    ------
Income from continuing operations                           655     1,040       (37)         1,629     2,135       (24)
(Loss) Income from discontinued operations, net of tax       (2)       17         #             15       (21)        #
                                                         ------    ------                  -------    ------
Net income                                               $  653    $1,057       (38)       $ 1,644    $2,114       (22)
                                                         ======    ======                  =======    ======

# - Denotes a variance of more than 100%.

(Preliminary)

                           AMERICAN EXPRESS COMPANY
                     CONDENSED CONSOLIDATED BALANCE SHEETS
(Billions)

                                                   June 30,     December 31,
                                                     2008           2007
                                                 ------------   ------------
Assets
  Cash and cash equivalents                          $ 20          $ 12
  Accounts receivable                                  43            42
  Investments                                          15            16
  Loans                                                48            53
  Other assets                                         11            10
  Assets of discontinued operations                     -            17
                                                     ----          ----
    Total assets                                     $137          $150
                                                     ====          ====
Liabilities and Shareholders' Equity
  Short-term debt                                    $ 18          $ 18
  Long-term debt                                       57            55
  Other liabilities                                    50            50
  Liabilities of discontinued operations                -            16
                                                     ----          ----
    Total liabilities                                 125           139
                                                     ----          ----
  Shareholders' equity                                 12            11
                                                     ----          ----
    Total liabilities and shareholders' equity       $137          $150
                                                     ====          ====

(Preliminary)

                           AMERICAN EXPRESS COMPANY
                               FINANCIAL SUMMARY

(Millions)

                                                          Quarters Ended                 Six Months Ended
                                                              June 30,                        June 30,
                                                         ----------------   Percentage   -----------------   Percentage
                                                          2008      2007    Inc/(Dec)     2008      2007      Inc/(Dec)
                                                         ------    ------   ----------   -------   -------   ----------
REVENUES NET OF INTEREST EXPENSE
  U.S. Card Services                                     $3,593    $3,560        1%      $ 7,315   $ 6,924         6%
  International Card Services                             1,256     1,049       20         2,451     2,028        21
  Global Commercial Services                              1,308     1,083       21         2,452     2,077        18
  Global Network & Merchant Services                      1,083       966       12         2,086     1,843        13
                                                         ------    ------                -------   -------
                                                          7,240     6,658        9        14,304    12,872        11
  Corporate & Other,
    including adjustments and eliminations                  244       280      (13)          366       550       (33)
                                                         ------    ------                -------   -------
CONSOLIDATED REVENUES NET OF INTEREST EXPENSE            $7,484    $6,938        8       $14,670   $13,422         9
                                                         ======    ======                =======   =======
PRETAX INCOME (LOSS) FROM CONTINUING OPERATIONS
  U.S. Card Services                                     $  (63)   $  827        #       $   728   $ 1,858       (61)
  International Card Services                                73        92      (21)          190       188         1
  Global Commercial Services                                326       218       50           544       413        32
  Global Network & Merchant Services                        455       418        9           790       792         -
                                                         ------    ------                -------   -------
                                                            791     1,555      (49)        2,252     3,251       (31)
  Corporate & Other                                         (25)     (146)     (83)         (132)     (231)      (43)
                                                         ------    ------                -------   -------
PRETAX INCOME FROM CONTINUING OPERATIONS                 $  766    $1,409      (46)      $ 2,120   $ 3,020       (30)
                                                         ======    ======                =======   =======
NET INCOME (LOSS)
  U.S. Card Services                                     $   21    $  580      (96)      $   544   $ 1,224       (56)
  International Card Services                               115       117       (2)          248       219        13
  Global Commercial Services                                227       162       40           378       291        30
  Global Network & Merchant Services                        299       266       12           522       502         4
                                                         ------    ------                -------   -------
                                                            662     1,125      (41)        1,692     2,236       (24)
  Corporate & Other                                          (7)      (85)     (92)          (63)     (101)      (38)
                                                         ------    ------                -------   -------
  Income from continuing operations                         655     1,040      (37)        1,629     2,135       (24)
  (Loss) Income from discontinued operations, net of tax     (2)       17        #            15       (21)        #
                                                         ------    ------                -------   -------
NET INCOME                                               $  653    $1,057      (38)      $ 1,644   $ 2,114       (22)
                                                         ======    ======                =======   =======

# - Denotes a variance of more than 100%.

(Preliminary)

                           AMERICAN EXPRESS COMPANY
                         FINANCIAL SUMMARY (CONTINUED)

                                                          Quarters Ended                   Six Months Ended
                                                             June 30,                          June 30,
                                                         ----------------    Percentage    ----------------     Percentage
                                                          2008      2007     Inc/(Dec)      2008      2007       Inc/(Dec)
                                                         ------    ------    ----------    ------    ------     ----------
EARNINGS PER COMMON SHARE
BASIC
      Income from continuing operations                  $ 0.57    $ 0.88       (35)%      $ 1.41    $ 1.80       (22)%
      Income (Loss) from discontinued operations              -      0.02         #          0.02     (0.01)        #
                                                         ------    ------                  ------    ------
      Net income                                         $ 0.57    $ 0.90       (37)%      $ 1.43    $ 1.79       (20)%
                                                         ======    ======                  ======    ======
      Average common shares outstanding (millions)        1,154     1,179        (2)%       1,153     1,183        (3)%
                                                         ======    ======                  ======    ======
DILUTED
      Income from continuing operations                  $ 0.56    $ 0.86       (35)%      $ 1.40    $ 1.77       (21)%
      Income (Loss) from discontinued operations              -      0.02         #          0.01     (0.02)        #
                                                         ------    ------                  ------    ------
      Net income                                         $ 0.56    $ 0.88       (36)%      $ 1.41    $ 1.75       (19)%
                                                         ======    ======                  ======    ======
      Average common shares outstanding (millions)        1,163     1,203        (3)%       1,163     1,207        (4)%
                                                         ======    ======                  ======    ======
Cash dividends declared per common share                 $ 0.18    $ 0.15        20%       $ 0.36    $ 0.30        20%
                                                         ======    ======                  ======    ======

                       SELECTED STATISTICAL INFORMATION

                                                          Quarters Ended                Six Months Ended
                                                             June 30,                       June 30,
                                                         ---------------   Percentage   ----------------   Percentage
                                                          2008     2007     Inc/(Dec)    2008      2007     Inc/(Dec)
                                                         ------   ------   ----------   ------    ------   ----------
Return on average equity (A)                               31.1%    37.5%                 31.1%     37.5%
Return on average tangible equity (A)                      37.7%    44.0%                 37.7%     44.0%
Common shares outstanding (millions)                      1,159    1,182      (2)%       1,159     1,182       (2)%
Book value per common share                              $10.58   $ 9.00      18%       $10.58    $ 9.00       18%
Shareholders' equity (billions)                          $ 12.3   $ 10.6      16%       $ 12.3    $ 10.6       16%

#    - Denotes a variance of more than 100%.

(A) Computed on a trailing 12-month basis using net income over average total shareholders' equity (including discontinued operations) as included in the Consolidated Financial Statements prepared in accordance with GAAP. Return on average tangible equity excludes goodwill and other intangibles. The Company believes average tangible shareholders' equity is a more meaningful measure because it reflects the tangible equity deployed in the Company. Refer to page 37 for a reconciliation of shareholders' equity to tangible shareholders' equity.